EXHIBIT 99.1


CAUTIONARY STATEMENT RELATIVE TO FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a safe harbor for forward-looking statements made by or on behalf of the Company. The Company and its representatives may from time to time make written or verbal forward-looking statements, including statements contained in the Company's filings with the Securities and Exchange Commission and in its reports to share owners. All statements which address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to volume growth, share of sales, and earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Act. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and operating performance.

The following are some of the factors that could cause actual results to differ materially from estimates contained in the Company's forward-looking statements:

- the ability to generate sufficient cash flows to support capital expansion plans, share repurchase programs and general operating activities.
- competitive product and pricing actions and the ability to gain or maintain share of sales in the global market as a result of actions by competitors. While we believe our opportunities for sustained, profitable growth are considerable, unanticipated actions of competitors could impact our earnings, share of sales, and volume growth.
- changes in laws and regulations, including changes in accounting standards, taxation requirements (including tax rate changes, new tax laws, and revised tax law interpretations), and environmental laws in domestic or foreign jurisdictions.
- fluctuations in the cost and availability of raw materials and the ability to maintain favorable supplier arrangements and relationships.
- the ability to achieve earnings forecasts, which are generated based on projected volumes and sales of many product types, some of which are more profitable than others. There can be no assurances the Company will achieve the projected level or mix of product sales.
- interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations.
  Most of our exposures to capital markets, including interest and foreign currency, are managed on a consolidated basis, which allows us to net certain exposures and, thus, take advantage of any natural offsets. With more than three-fourths of our operating income generated outside the United States, weakness in one particular capital market is often offset by strengths in others. Additionally, we use derivative financial instruments to reduce our net exposure to financial and commodity risks. There can be no assurance, however, that our financial risk management program will be successful in reducing these exposures.
- economic and political conditions in international markets, including civil unrest, governmental changes, and restrictions on the ability to transfer capital across borders.
- the ability to penetrate developing and emerging markets, which is also dependent on economic and political conditions, and how well we are able to acquire or form strategic business alliances with local bottlers and make necessary infrastructure enhancements to production facilities, distribution networks, sales equipment and technology. Moreover, the supply of products in developing markets must match the customers' demand for those products, and due to product price and cultural differences, there can be no assurance of product acceptance in any particular market.
- the ability to invest strategically in global and domestic bottling operations and to reduce our ownership interest in bottlers as deemed necessary or desirable, either by selling our interest in a consolidated bottling operation to one or more of our equity investee bottlers or by combining our bottling interests with the bottling interests of others to form strategic alliances.
  Strategic alliances may require, among other things, integration or coordination with a different company culture, management team organization, and business infrastructure.
- the effectiveness of the Company's advertising, marketing and promotional programs.
- the uncertainties of litigation, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.
- adverse weather conditions, which could reduce demand for Company products.

The Company cautions that the foregoing list of important factors is not exclusive.